UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Cherry Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2025, Hanesbrands Inc. (the “Company”), as the borrower, entered into a Sixth Amended and Restated Credit Agreement (the “Credit Agreement”), with a syndicate of various financial institutions and other persons from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent.

The Credit Agreement provides for a $750.0 million senior secured revolving credit facility maturing March 7, 2030 (the “Revolving Loan Facility”), a $400.0 million senior secured term loan A facility maturing March 7, 2030 (the “Term Loan A Facility”), and a $1.1 billion senior secured term loan B facility maturing March 7, 2032 (the “Term Loan B Facility” and, together with the Revolving Loan Facility and the Term Loan A Facility, the “Senior Secured Credit Facility”).

The net proceeds from the Term Loan A Facility and the Term Loan B Facility, together with cash on hand, are being used to redeem all of the Company’s outstanding 4.875% Senior Notes due 2026, to refinance the Company’s existing senior secured credit facilities, and to pay related fees and expenses. The proceeds of the Revolving Loan Facility will be used for general corporate purposes and working capital needs.

The issue price of the Term Loan B Facility is equal to 99.75% of the aggregate principal amount thereof. Borrowings under the Term Loan B Facility will bear interest based on the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 2.75%.

Borrowings under the Revolving Loan Facility and the Term Loan A Facility will bear interest based on SOFR or the “base rate,” in each case, plus an applicable margin. The applicable margin for the Revolving Loan Facility and the Term Loan A Facility will initially be 2.00% in the case of SOFR-based loans and 1.00% in the case of base rate loans. Thereafter, such applicable margin is determined by reference to a pricing grid set forth in the Credit Agreement based on the Company’s Consolidated Net Total Leverage Ratio, ranging from a maximum of 2.00% in the case of SOFR-based loans and 1.00% in the case of base rate loans to a minimum of 1.25% in the case of SOFR-based loans and 0.25% in the case of base rate loans. In addition, the unused portion of the Revolving Credit Facility will be subject to a commitment fee, also determined by reference to the pricing grid, and ranging from a maximum of 0.30% to a minimum of 0.175%, based upon the Company’s then applicable Consolidated Net Total Leverage Ratio.

Under the Revolving Loan Facility, up to $112.5 million of availability may be drawn in the form of letters of credit and up to $37.5 million of availability may be drawn in the form of swing line loans. The Senior Secured Credit Facility also includes an incremental facility whereby the Company may establish one or more new term loans or revolving commitments, or increase the existing term loans or revolving commitments, so long as certain conditions are satisfied, including, among others, that no default or event of default is in existence and the Company is in pro forma compliance with the financial covenants set forth below.

The Credit Agreement contains representations, covenants and events of default that are customary for financing transactions of this nature. Events of default in the Credit Agreement include, among others: (a) the failure to pay when due the obligations owing thereunder, (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) certain defaults and accelerations under other indebtedness; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its restricted subsidiaries; (f) any representation, warranty or statement made thereunder or under the ancillary loan documents and certain certificates being subsequently proven to be untrue in any material respect and such inaccuracy is adverse to the lenders; and (g) the occurrence of a Change of Control (as defined in the Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents.

The Credit Agreement contains financial covenants testing the Company’s Consolidated Net Total Leverage Ratio and Consolidated Net Interest Coverage Ratio (each as defined in the Credit Agreement). The maximum Consolidated Net Total Leverage Ratio financial covenant requires that the Company maintain a Consolidated Net Total Leverage Ratio of no greater than 5.00:1.00 for the quarters ending on or about March 31, 2025 and June 30, 2025, stepping down to no greater than 4.50:1.00 for each quarter thereafter; provided that, at the Company’s option, such Consolidated Net Total Leverage Ratio may be increased to 4.75:1.00 for any period of up to four consecutive fiscal quarters following certain acquisitions, subject to certain conditions. The minimum Consolidated Net Interest Coverage Ratio financial covenant requires that the Company maintain a Consolidated Net Interest Coverage Ratio of no less than 2.00:1.00 for the quarters ending on or about March 31, 2025 and June 30, 2025, stepping down to 2.25:1.00 for each quarter thereafter. The financial covenants are tested with respect to the Revolving Loan Facility and the Term Loan A Facility, but not the Term Loan B Facility.

Certain of the lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, are currently providing or may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

The Senior Secured Credit Facility is guaranteed by substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain exceptions (the “U.S. Subsidiary Guarantors”). The Senior Secured Credit Facility is secured by substantially all of the assets of the Company and the U.S. Subsidiary Guarantors (subject to certain exceptions).

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 10, 2025, the Company issued a press release announcing the closing of the Senior Secured Credit Facility. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Sixth Amended and Restated Credit Agreement, dated as of March 7, 2025, by and among Hanesbrands Inc., as the borrower, the various financial institutions and other persons from time to time party thereto as lenders and JPMorgan Chase Bank N.A., as the administrative agent and the collateral agent.

99.1	Press release dated March 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: March 10, 2025	By:	/s/ Kristin L. Oliver
	Name:	Kristin L. Oliver
	Title:	EVP, Chief Human Resources Officer & Chief Legal Officer